Exhibit 10.2

AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER
AMENDMENT NO. 7 TO AMENDED AND RESTATED CREDIT Agreement, dated as of May 15, 2020 (this “Amendment No. 7”), is by and among Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Hamilton Beach Brands, Inc., formerly known as Hamilton Beach/Proctor-Silex Inc., a Delaware corporation (“Parent”), Weston Brands, LLC, an Ohio limited liability company, (“Weston” and together with Parent, each individually, a “US Borrower” and, collectively, “US Borrowers”) and Hamilton Beach Brands Canada, Inc., formerly known as Proctor-Silex Canada Inc., an Ontario corporation (“Hamilton Brands Canada” or “Canadian Borrower”, and together with US Borrowers, each individually a “Borrower” and collectively, “Borrowers”).
W I T N E S S E T H :
WHEREAS, Agent, Lenders and Borrowers have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement, dated as of May 31, 2012, by and among Agent, Lenders and Borrowers, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated July 29, 2014, Amendment No. 2 to Amended and Restated Credit Agreement, dated November 20, 2014, Amendment No. 3 to Amended and Restated Credit Agreement, dated December 23, 2015, Amendment No. 4 to Amended and Restated Credit Agreement, dated as of June 30, 2016, Amendment No. 5 to Amended and Restated Credit Agreement, dated as of September 13, 2017 and Amendment No. 6 to Amended and Restated Credit Agreement, dated as of May 14, 2018 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) and the other Loan Documents;
WHEREAS, Borrowers desire (a) for Agent and Lenders to waive an Event of Default and (b) to amend certain provisions of the Credit Agreement as set forth herein, and Agent and Lenders are willing to agree to such amendments and to provide such waiver on the terms and subject to the conditions set forth herein;
WHEREAS, by this Amendment No. 7, Agent, Lenders and Borrowers desire and intend to evidence such waiver and amendments;
NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions.
(a)Additional Definitions. Schedule 1.1 to the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:
(i)“Amendment No. 7” shall mean Amendment No. 7 to Amended and Restated Credit Agreement and Waiver, dated as of May 15, 2020, by and among Agent, Lenders and Borrowers, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii)“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.
(iii)“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
(iv)“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
(v)“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
(vi)“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
(vii)“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
(viii)“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
(ix)“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(x)“Covered Party” has the meaning specified therefor in Section 17.17 of this Agreement.
(xi)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(xii)“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
(xiii)“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
(xiv)“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
(xv)“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
(xvi)“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
(xvii)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. §5390(c)(8)(D).

(xviii)“QFC Credit Support” has the meaning specified therefor in Section 17.17 of this Agreement.
(xix)“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.
(xx)“Supported QFC” has the meaning specified therefor in Section 17.17 of this Agreement.
(xxi)“U.S. Special Resolution Regimes” has the meaning specified therefor in Section 17.17 of this Agreement.
(xxii)“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
(b)Amendments to Definitions.
(i)The definition of “Federal Funds Rate” set forth in the Credit Agreement is hereby amended by adding the following parenthetical at the end thereof:
“(and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).
(ii)The definition of “LIBOR Rate” set forth in the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“LIBOR Rate” means the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as the Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by any Borrower (or Administrative Borrower on behalf of such Borrower) in accordance with the Agreement (and, if any such published rate is below zero, then the LIBOR Rate shall be deemed to be zero). Each determination of the LIBOR Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.
(iii)The definition of “Sanctioned Entity” set forth in the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“Sanctioned Entity” means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

(iv)The definition of “Sanctioned Person” set forth in the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.
(c)Interpretation. For purposes of this Amendment No. 7, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 7.
2.Complete Disclosure. Section 4.12 of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:
“The information included in the Beneficial Ownership Certification most recently provided to Agent is true and correct in all respects.”
3.OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Section 4.18 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“4.18    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. No Loan Party or any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and Affiliate of each such Loan Party and each such Subsidiary, is in compliance (i) with all Sanctions, and (ii) in all material respects, with all Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, Bank Product Provider, or other individual or entity participating in any transaction).”
4.Financial Reporting. Schedule 5.1 of the Credit Agreement is hereby amended by deleting the reference to “as soon as available, but in any event within thirty (30) days after the end of each of Parent’s fiscal months” in the column to the left of clauses (a) and (b) thereof and replacing it with the following:
“as soon as available, but in any event within thirty (30) days after the end of each of Parent’s fiscal months (except with respect to the fiscal month ending April 30, 2020, by no later than June 29, 2020 and with respect to the fiscal month ending May 31, 2020, by no later than July 6, 2020)”

5.Further assurances. Section 5.12 of the Credit Agreement is hereby amended by adding the following new sentence at the end thereof:
“Notwithstanding anything to the contrary contained in this Section, Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, if such Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation unless such Subsidiary has delivered a Beneficial Ownership Certification in relation to such Subsidiary and Agent has completed its Patriot Act searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to Agent.”
6.OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Section 5 of the Credit Agreement is hereby amended by adding a new Section 5.16 at the end thereof as follows:
“5.16    OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Each Loan Party will, and will cause each of its Subsidiaries to comply (a) with all applicable Sanctions, and (b) in all material respects, with all applicable Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures reasonably designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.”
7.Use of Proceeds. Section 6.11 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“6.11.    Use of Proceeds. Each Loan Party will not, and will not permit any of its Subsidiaries to use the proceeds of any loan made hereunder for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing under or in connection with the Term Loan Credit Agreement, and (ii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, in each case, as set forth in the Flow of Funds Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and general corporate purposes; provided that (x) no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors), (y) no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (z) that no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.”
8.Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Section 17 of the Credit Agreement is hereby amended by adding a new Section 17.16 at the end thereof as follows:

“17.16    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”
9.Acknowledgement Regarding Any Supported QFCs. Section 17 of the Credit Agreement is hereby amended by adding a new Section 17.17 at the end thereof as follows:
“17.17    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime,

Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”
10.Waiver.
(a)Agent and Lenders hereby waive the Event of Default arising under Section 8.2(a)(i) of the Credit Agreement as a result of the failure of the Loan Parties to deliver to Agent by no later than April 30, 2020, the unaudited consolidated financial statements of Parent and its Subsidiaries for the fiscal month ended March 31, 2020 and the other items related thereto, in each case, as required under clauses (a) and (b) of Schedule 5.1 to the Credit Agreement (the “Specified Default”); provided, that, such items required to be delivered pursuant to clauses (a) and (b) of Schedule 5.1 to the Credit Agreement are delivered to Agent by no later than June 22, 2020. In the event that Agent does not receive such items by June 22, 2020, such failure shall constitute an Event of Default and the waiver set forth herein shall be of no force and effect.
(b)Agent and Lenders have not waived, are not by this Amendment No. 7 waiving, and have no intention of waiving, any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Specified Default or otherwise), other than the Specified Default. The foregoing waivers shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Agent or any Lender arising under the terms of the Credit Agreement or any other Loan Documents on any future occasion or otherwise.
11.Representations and Warranties. Borrowers, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Documents, being a continuing condition of the making of Loans and providing Letters of Credit to Borrowers:
(a)no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 7 after giving effect to the waiver of the Specified Default;
(b)this Amendment No. 7 and each other agreement to be executed and delivered by Borrowers in connection herewith (together with this Amendment No. 7, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary corporate or organizational action on the part of each Borrower which is a party and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers, enforceable against them in accordance with their terms, except as enforceability is limited by equitable principals or by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights generally;
(c)the execution, delivery and performance of this Amendment No. 7 and the other Amendment Documents (i) are all within each Borrower’s corporate powers and (ii) are not in contravention of law or the terms of any Borrower’s certificate of incorporation, bylaws, or other organizational documentation, or any material indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound which such contravention could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and

(d)all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.
12.Conditions Precedent. The waivers and amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to Agent:
(a)Agent shall have received counterparts of this Amendment No. 7, duly authorized, executed and delivered by Borrowers;
(b)    Agent shall have received the consent or authorization from such Lenders as are required for the amendments provided for herein to execute this Amendment No. 7 on behalf of the Lenders;
(c)Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 7, which any Borrower is required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Agent; and
(d)No Default or Event of Default shall exist or have occurred and be continuing after giving effect to the waiver of the Specified Default.
13.Release. In consideration of the Agent’s and the Lenders’ willingness to enter into this Amendment No. 7, each Borrower hereby releases and forever discharges the Agent and the Lenders and each of their respective affiliates, predecessors, successors and assigns, and the officers, managers, directors, employees, agents, attorneys, advisors and representatives of the foregoing (hereinafter all of the above collectively referred to as “Releasees”), from (and agrees not to sue the Releasees for) any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever (whether arising in contract, tort, in law or in equity or otherwise) that such Borrower may have or claim to have against any of the Releasees on or prior to the date of this Amendment No. 7, arising under or in connection with this Amendment No. 7, the Credit Agreement, the Loan Documents, any documents or instruments delivered pursuant thereto, the transactions governed thereby or the dealings among each Borrower and its Affiliates with the Releasees with respect thereto, or in any way based on or related to any of the foregoing, including any transactions contemplated by or funded with the proceeds of the foregoing, in each case based on facts, circumstances, acts or omissions occurring or in existence on or prior to the date hereof.
14.Effect of this Amendment. Except as expressly set forth herein, no other waivers, amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers shall not be entitled to any other or further waiver or amendment by virtue of the provisions of this Amendment No. 7 or with respect to the subject matter of this Amendment No. 7. To the extent of conflict between the terms of this Amendment No. 7 and the other Loan Documents, the terms of this Amendment No. 7 shall control. The Credit Agreement and this Amendment No. 7 shall be read and construed as one agreement.
15.Governing Law. The validity, interpretation and enforcement of this Amendment No. 7 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
16.Binding Effect. This Amendment No. 7 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
17.Further Assurances. Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 7.
18.Entire Agreement. This Amendment No. 7 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
19.Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 7.
20.Counterparts. This Amendment No. 7, any documents executed in connection herewith and any notices delivered under this Amendment No. 7, may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 7 or on any notice delivered to Agent under this Amendment No. 7. This Amendment No. 7 and any notices delivered under this Amendment No. 7 may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment No. 7 and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of the Amendment No. 7 or notice.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to be duly executed and delivered by their authorized officers as of the day and year first above written.

US BORROWERS
HAMILTON BEACH BRANDS, INC.

By: _________________________

Title: ________________________

WESTON BRANDS, LLC

By: _________________________

Title: ________________________

CANADIAN BORROWER

HAMILTON BEACH BRANDS CANADA, INC.

By: ____________________________

Title: ___________________________

[Signatures Continued on Following Page]

AGENT AND LENDERS
WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent and a Lender
By:
Title:

WELLS FARGO CAPITAL FINANCE
CORPORATION CANADA, as a Lender

By:
Title:

BANK OF AMERICA, N.A., as a Lender
By:
Title:

KEYBANK, NATIONAL ASSOCIATION, as a Lender
By:
Title: